Nalco Holding Company and Subsidiaries
EBITDA, Pro Forma EBITDA, and Adjusted EBITDA
Years 2001, 2002 and 2003
(dollars in millions)

	Predecessor	Predecessor	Note
	Year ended December 31, 2001	Year ended December 31, 2002	Year ended December 31, 2003

Net earnings (loss)	$(84.0)	$128.4	$(182.3)
Income tax provision (benefit)	(1.8)	105.2	60.4
Interest expense, net of interest income	35.6	30.7	74.6
Depreciation	124.6	134.7	124.3
Amortization	171.3	89.2	84.3
EBITDA	245.7	488.2	161.3

Sublease rent expense	(10.6)	(10.6)	(8.7)
Purchase accounting for pensions	0.4	0.3	7.9
Suez management fees, net	2.0	2.7	2.5
Pro forma EBITDA	237.5	480.6	163.0

In-process research and development	1.3	-	-
Write-off of inventory step-up	-	-	21.2
Impairment of goodwill	-	-	244.4
Business optimization expenses	172.3	32.8	21.1
Asset write-offs	17.8	18.3	4.2
Profit sharing expense funded by Suez	12.0	12.1	17.7
Pension settlements/curtailments	0.4	(47.6)	7.8
Sponsor monitoring fees	-	-	1.8
Franchise taxes	5.6	4.4	0.9
Non-cash rent expense	2.4	2.4	2.4
Non-wholly owned entities	-	0.8	(1.1)
Loss (gain) on sale, net of expenses	0.9	(7.8)	13.5
Other unusual charges	8.0	20.8	31.0
Adjusted EBITDA	$458.2	$516.8	$527.9

Note: The 2003 information is presented on a combined basis for comparative purposes, and has been derived from the audited statements of operations for the periods January 1, 2003 through November 3, 2003 (Predecessor) and November 4, 2003 through December 31, 2003 (Successor).

Nalco Holding Company and Subsidiaries
EBITDA and Adjusted EBITDA
Years 2004 and 2005
(dollars in millions)

	Successor	Successor
	Year ended December 31, 2004	Year ended December 31, 2005

Net earnings (loss)	$(138.8)	$47.8
Income tax provision (benefit)	30.8	43.3
Interest expense, net of interest income	240.6	249.6
Depreciation	114.3	133.3
Amortization	96.3	81.6
EBITDA	343.2	555.6

In-process research and development	122.3	-
Write-off of inventory step-up	14.6	-
Business optimization expenses	1.7	25.6
Asset write-offs	1.1	2.8
Profit sharing expense funded by Suez	20.7	5.5
Sponsor monitoring fees	11.2	-
Franchise taxes	2.2	1.4
Non-cash rent expense	1.6	1.6
Non-wholly owned entities	7.0	2.2
Loss (gain) on sale, net of expenses	0.2	4.1
Pension settlements/curtailments	-	0.5
Early extinguishment of debt	13.7	-
Other unusual charges	45.8	3.7
Adjusted EBITDA	$585.3	$603.0